EXHIBIT 99.1

Contacts:
Investor Relations	Media Relations:
Gary Kohn, 303-967-8276	Colin Wheeler, 646-373-3055
gary.kohn@firstdata.com	colin.wheeler@firstdata.com

FIRST DATA ANNOUNCES PLAN TO SEPARATE WESTERN UNION BUSINESS; WILL REALIGN MERCHANT, CARD AND INTERNATIONAL BUSINESSES

Reports 4th Quarter and 2005 Results; Provides 2006 Guidance

Denver, CO, January 26, 2006 – First Data Corp. (NYSE: FDC) today announced that its Board of Directors, following a review of the Company’s businesses and structure, has decided to separate its fast-growing Western Union consumer payments business into an independent publicly traded company through a tax-free spin-off of 100% of Western Union to First Data shareholders.

The transaction will create two well-positioned public companies with global franchises: a high-growth company focused on serving consumers and a steady-growth company with great cash flow focused on serving merchants and financial institutions. First Data believes that its shareholders, customers and employees will all benefit from the focus of each company on its own strategic initiatives, growth plans and capital usage. First Data expects to complete the separation in the second half of 2006, and will update shareholders on the structure and timing of the transaction when first quarter results are announced in April.

First Data also announced that it will retain its domestic Card Issuing business, and will organize and report its businesses after the spin-off in three primary segments: First Data Financial Institution Services (including the Card Issuing business), First Data Commercial Services and First Data International. This alignment enables an increased focus on each customer group and better targeted sales and marketing programs.

Ric Duques, Chairman and Chief Executive Officer, said, “Since I returned to First Data two months ago, I have spent considerable time evaluating our businesses and working with the Board on a strategic plan to reinvigorate growth, reduce our cost structure and simplify our organization with a sharpened focus on our core competencies and our three customer groups —

consumers, merchants and financial institutions. I am confident that this strategy, coupled with the simpler structure, recent management changes in our Merchant and Card businesses, and a renewed commitment to meeting the needs of our financial institution and merchant customers, will benefit our shareholders and lead First Data into a new phase of growth and expansion.”

The independent Western Union company, which will include Western Union, Orlandi Valuta and the recently acquired Vigo business, will be the largest money transfer company, offering customers the ability to transfer money or make payments virtually anywhere in the world. Western Union handles more than 275 million money transfers each year through its more than 271,000 agent locations in over 200 countries and territories. The business will be led by Christina Gold, who will become chief executive officer of Western Union.

Duques said, “We have concluded that our shareholders will derive long-term benefit from keeping the U.S. Card Issuing business as part of First Data and taking concerted actions to improve this business. We will capitalize on the significant growth opportunities in each of our three new segments. First Data has successfully expanded globally by leveraging the credibility we have gained and the relationships we have established over many years with major U.S. customers. Building on this foundation, our laser-like focus on all three segments will make First Data an even more formidable player in the worldwide payments industry.”

Overview of New Segments

First Data’s businesses will be reported in 2006 in the following primary segments. Accompanying this release are schedules with the preliminary reclassifications in the new segment format by quarter for 2005 and 2004. Final adjusted schedules will be provided with the first quarter earnings release.

•	First Data Financial Institution Services, which had revenue and operating profit of approximately $1.9 billion and $378 million respectively for 2005, presented in the new segment format. This business, which includes the Card Issuing, Debit, REMITCO and Output Services units, will be led by David Bailis, who is currently president of First Data’s Card Issuing Services business.

•	First Data Commercial Services, which had revenue and operating profit of approximately $3.8 billion and $893 million respectively for 2005, presented in the new segment format.

This business, which includes the Merchant Domestic, Merchant Debit, TeleCheck and Prepaid units, will be led by Ed Labry, who is currently president of First Data Merchant Services.

•	First Data International, which had revenue and operating profit of $915 million and $113 million respectively for 2005, presented in the new segment format. This business, which includes all current First Data International businesses, will continue to be led by Pam Patsley, who is currently president of First Data International.

•	Western Union, which had revenue and operating profit of approximately $4.0 billion and $1.3 billion respectively for 2005, presented in the new segment format. This business, which includes Western Union, Orlandi Valuta and the recently acquired Vigo business, will continue to be led by Christina Gold.

4Q and 2005 Financial Results

First Data also announced financial results for the fourth quarter and full year ended December 31, 2005. Consolidated revenue for the quarter was $2.8 billion. Net income from continuing operations for the quarter was $409 million, or $0.53 per share. EPS includes $0.03 of integration expenses and $0.09 of other charges, $0.05 of which relates to the restructuring charge announced in December. As previously planned, EPS also includes a $0.03 gain on the sale of a portion of First Data’s ownership interest in the PNC alliance.

For the full year, consolidated revenue was $10.5 billion, and net income from continuing operations was $1.6 billion, or $2.04 per share, which includes $0.12 of integration expenses and $0.11 of other charges, primarily related to restructuring and impairment. EPS also includes the aforementioned $0.03 gain on the sale of a portion of First Data’s interest in the PNC alliance.

Existing Segment Results

For the quarter, Payment Services generated revenue of $1.2 billion, a 13% increase from the fourth quarter of 2004. Operating profit for the quarter was $375 million, up 24% compared to the fourth quarter last year.

For the full year, the Payment Services segment generated $4.4 billion in revenue and $1.4 billion of operating profit. 2005 revenues grew 10%, and operating profit grew 6%. Segment profit margin was 31%.

For the quarter, Western Union money transfer, including Vigo, represented 87% of Payment Services’ revenue. Western Union delivered outstanding results, driven by strong consumer-to-consumer transaction growth of 29% and consumer-to-business transaction growth of 11%. Money transfer revenue increased 14% for the quarter to over $1 billion, and operating profit grew 23% to $351 million. Margin was a strong 34%. Excluding Vigo, consumer-to-consumer transaction growth would have been 22%, money transfer revenue growth would have been 12% (13% excluding the impact of the Euro), and profit growth would have been 23%. Margin for Western Union, excluding Vigo, would have been 35%.

For the full year, Western Union money transfer revenue, including Vigo, grew 14% to $3.8 billion, and operating profit grew 18% to $1.3 billion. Excluding Vigo, money transfer revenue and profit growth for the year would have been 13% and 18%, respectively. Margin would have been 34%.

For the quarter, Merchant Services reported revenue of $1.1 billion. Operating profit was $283 million. Margin for the quarter was 25%, and transactions were up 13%. Fourth quarter 2004 merchant revenue and profit included $101 million from a portfolio sale.

Full year revenue was $4.1 billion, up 7%. Operating profit was $971 million, down 2% and margin was 24%.

Fourth quarter Card Issuing Services revenue was $568 million, down 7%. Operating profit was $112 million, down 8%. Margin for the quarter was 20%.

Full year Card Issuing Services revenue was $2.4 billion, down 1%. Operating profit was $456 million, down 10%. Full year margin was 19%.

Outlook for 2006

Commenting on 2006, Duques said revenue growth for the combined Company is expected to be in the range of 10% to 13%, which includes approximately $250 million of current year revenue from planned acquisitions primarily in the First Data International segment. Overall revenue growth will be led by expected high-teens revenue growth at Western Union.

The Company expects to deliver EPS from continuing operations in the range of $2.35 - $2.42 for 2006. Included in the EPS range is an approximately $0.07 impact from expensing stock-based compensation as a result of adopting Statement of Financial Accounting Standards Number 123R. This guidance does not include the costs that will be incurred in the Western Union spin-off.

After the Western Union spin-off is completed, annual revenue and EPS growth over the long-term for the new First Data is expected to be in the range of 8-10%, and annual revenue and EPS growth for Western Union is expected to be in the mid-teens.

Investor and Analyst Conference

First Data will hold an investor and analyst conference today at 8:00 a.m. EST. Ric Duques, chairman and CEO, will host the meeting. To listen to the broadcast and view the slide presentation, please log on to http://www.firstdata.com, and click on the link under the Invest section at least 15 minutes prior to the start of the call. To participate in the call, dial 888-831-9087 (U.S.) or +1-210-234-0003 (outside the U.S.) ten minutes prior to the start of the call and enter passcode FDC. A replay of the webcast will be available on the company website shortly after the meeting ends until 5:00 p.m. EST Feb. 2, or call 800-666-8092 (U.S.) or +1-203-369-3311 (outside the U.S.). No passcode is required.

Please note: All statements made by First Data officers on this call are the property of First Data and subject to copyright protection. Other than the replay, First Data has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

About First Data

First Data Corp. (NYSE: FDC) is a leading provider of electronic commerce and payment solutions for businesses and consumers worldwide. Serving 4.6 million merchant locations, 1,500 card issuers and millions of consumers, First Data powers the global economy by making it easy, fast and secure for people and businesses around the world to buy goods and services using virtually any form of payment. The company’s portfolio of services and solutions includes credit, debit, private-label, smart and stored-value card issuing and merchant transaction processing services; money transfer services; money orders; fraud protection and authentication solutions; check guarantee and verification services through TeleCheck; as well as Internet commerce and mobile solutions. Western Union and its subsidiary, Orlandi Valuta, together make up one of the world’s largest money transfer networks with approximately 271,000 Agent locations in more than 200 countries and territories. The company’s STAR Network offers PIN-secured debit acceptance at 1.9 million ATM and retail locations. For more information, visit www.firstdata.com.

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Statements in this press release regarding First Data Corporation’s business which are not historical facts, including the revenue and earnings projections, are “forward-looking statements.” All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Important factors upon which the Company’s forward-looking statements are premised include: (a) no unanticipated developments that delay or negatively impact the planned tax-free spin-off of 100% of the Western Union subsidiary to the Company’s shareholders; (b) continued growth at rates approximating recent levels for card-based payment transactions, consumer money transfer transactions and other product markets; (c) successful conversions under service contracts with major clients; (d) renewal of material contracts in the Company’s business units consistent with past experience; (e) timely, successful and cost-effective implementation of processing systems to provide new products, improved functionality and increased efficiencies; (f) successful and timely integration of significant businesses and technologies acquired by the Company and realization of anticipated synergies; (g) continuing development and maintenance of appropriate business continuity plans for the Company’s processing systems based on the needs and risks relative to each such system; (h) absence of further consolidation among client financial institutions or other client groups which has a significant impact on FDC client relationships and no material loss of business from significant customers of the Company; (i) achieving planned revenue growth throughout the Company, including in the merchant alliance program which involves several joint ventures not under the sole control of the Company and each of which acts independently of the others, and successful management of pricing pressures through cost efficiencies and other cost management initiatives; (j) successfully managing the credit and fraud risks in the Company’s business units and the merchant alliances, particularly in the context of the developing e-commerce markets; (k) anticipation of and response to technological changes, particularly with respect to e-commerce; (l) attracting and retaining qualified key employees; (m) no unanticipated changes in laws, regulations, credit card association rules or other industry standards affecting FDC’s businesses which require significant product redevelopment efforts, reduce the market for or value of its products or render products obsolete; (n) continuation of the existing interest rate environment so as to avoid increases in agent fees related to IPS’ products and increases in interest on the Company’s borrowings; (o) absence of significant changes in foreign exchange spreads on retail money transfer transactions, particularly in high-volume corridors, without a corresponding increase in volume or consumer fees; (p) continued political stability in countries in which Western Union has material operations; (q) implementation of Western Union agent agreements with governmental entities according to schedule and no interruption of relations with countries in which Western Union has or is implementing material agent agreements; (r) no unanticipated developments relating to previously disclosed lawsuits, investigations or similar matters; (s) no catastrophic events that could impact the Company’s or its major customer’s operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending; (t) no material breach of security of any of our systems; and (u) successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection.

FDC – 1

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended December 31,
	2005	2004	Change
Revenues:
Transaction and processing service fees:
Payment Services	$1,153.7	$1,012.3	14%
Merchant Services	804.9	739.2	9%
Check verification and guarantee services	93.4	101.2	-8%
Card Issuing Services	389.7	429.0	-9%
All other	28.1	30.0	-6%
Investment income, net	(16.5)	(14.6)	-13%
Professional services	22.6	19.5	16%
Software licensing and maintenance	15.2	17.9	-15%
Product sales and other	126.7	210.3	-40%
Reimbursable postage and other	149.2	145.0	3%

	2,767.0	2,689.8	3%

Expenses:
Cost of services	1,494.3	1,372.9	9%
Cost of products sold	72.0	64.4	12%
Selling, general and administrative	427.3	450.3	-5%
Reimbursable postage and other	149.2	145.0	3%
Other operating expenses:
Restructuring, net	67.3	12.6	NM
Impairments	23.5	(6.9)	NM
Other	24.3	—	NM

	2,257.9	2,038.3	11%

Operating profit	509.1	651.5	-22%

Other income (expense):
Interest income	6.1	5.8	5%
Interest expense	(65.3)	(40.7)	60%
Investment gains and (losses)	(0.9)	(3.7)	NM
Divestitures, net	45.5	0.1	NM

	(14.6)	(38.5)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	494.5	613.0	-19%
Income taxes	120.2	160.4	-25%
Minority interest	(32.6)	(32.9)	-1%
Equity earnings in affiliates	67.7	45.4	49%

Income from continuing operations	409.4	465.1	-12%
Loss from discontinued operations, net of taxes of $(6.9) (a)	(11.5)	—	NM

Net income	$397.9	$465.1	-14%

Earnings per share from continuing operations:
Basic	$0.54	$0.57	-5%
Diluted	$0.53	$0.56	-5%
Earnings per share:
Basic	$0.52	$0.57	-9%
Diluted	$0.52	$0.56	-7%
Weighted-average shares outstanding:
Basic	763.7	816.5	-6%
Diluted	772.4	828.0	-7%
Shares outstanding at end of period	762.7	804.0	-5%

(See accompanying notes)

FIRST DATA CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Twelve Months Ended December 31,
	2005	2004	Change
Revenues:
Transaction and processing service fees:
Payment Services	$4,261.6	$3,720.4	15%
Merchant Services	2,946.4	2,736.3	8%
Check verification and guarantee services	373.7	405.4	-8%
Card Issuing Services	1,583.1	1,677.3	-6%
All other	118.2	127.5	-7%
Investment income, net	(58.3)	91.2	NM
Professional services	89.0	89.9	-1%
Software licensing and maintenance	58.6	63.4	-8%
Product sales and other	502.2	518.0	-3%
Reimbursable postage and other	615.9	583.8	5%

	10,490.4	10,013.2	5%

Expenses:
Cost of services	5,661.3	5,140.6	10%
Cost of products sold	264.7	223.1	19%
Selling, general and administrative	1,628.4	1,610.5	1%
Reimbursable postage and other	615.9	583.8	5%
Other operating expenses:
Restructuring, net	81.6	63.5	NM
Impairments	50.3	0.5	NM
Litigation and regulatory settlements	(1.4)	32.4	NM
Other	34.2	25.0	NM

	8,335.0	7,679.4	9%

Operating profit	2,155.4	2,333.8	-8%

Other income (expense):
Interest income	21.2	25.1	-16%
Interest expense	(228.3)	(136.8)	67%
Investment gains and (losses)	22.3	5.9	NM
Divestitures, net	61.3	265.2	NM

	(123.5)	159.4	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	2,031.9	2,493.2	-19%
Income taxes	542.9	674.7	-20%
Minority interest	(128.6)	(114.6)	12%
Equity earnings in affiliates	236.9	163.9	45%

Income from continuing operations	1,597.3	1,867.8	-14%
Income (loss) from discontinued operations, net of taxes of $(6.9) and $21.3, respectively (a)	(11.5)	7.4	NM

Net income	$1,585.8	$1,875.2	-15%

Earnings per share from continuing operations:
Basic	$2.06	$2.26	-9%
Diluted	$2.04	$2.22	-8%
Earnings per share:
Basic	$2.05	$2.27	-10%
Diluted	$2.02	$2.23	-9%
Weighted-average shares outstanding:
Basic	775.0	827.0	-6%
Diluted	784.3	840.2	-7%
Shares outstanding at end of period	762.7	804.0	-5%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended December 31,
	2005	2004	Change
Revenues:
Payment Services	$1,196.7	$1,058.5	13%
Merchant Services	1,121.4	1,121.1	0%
Card Issuing Services	567.6	608.5	-7%

Subtotal segment revenues	2,885.7	2,788.1	4%
All Other and Corporate	61.4	56.2	9%

	2,947.1	2,844.3	4%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(76.9)	(54.8)	40%
Interest income	(6.1)	(5.8)	5%
Eliminations (e)	(97.1)	(93.9)	NM

Consolidated revenue	$2,767.0	$2,689.8	3%

Operating profit: (f)
Payment Services	$375.1	$303.4	24%
Merchant Services	283.0	350.3	-19%
Card Issuing Services	112.0	121.5	-8%

Subtotal segment operating profit	770.1	775.2	-1%
All Other and Corporate	(43.2)	(43.9)	2%

	726.9	731.3	-1%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates	(67.7)	(45.4)	49%
Minority interest from segment operations (g)	34.5	33.0	5%
Eliminations (e)	(63.4)	(55.9)	NM
Interest expense	(65.3)	(40.7)	60%
Items excluded from segment operations (h)	(70.5)	(9.3)	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$494.5	$613.0	-19%

Depreciation & Amortization:
Payment Services	$30.7	$27.5	12%
Merchant Services	101.1	91.8	10%
Card Issuing Services	58.7	66.0	-11%
All Other and Corporate	8.3	6.9	20%

Consolidated depreciation & amortization	$198.8	$192.2	3%

(See accompanying notes)

FIRST DATA CORPORATION

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Twelve Months Ended December 31,
	2005	2004	Change
Revenues:
Payment Services	$4,447.6	$4,043.3	10%
Merchant Services	4,111.4	3,844.3	7%
Card Issuing Services	2,362.9	2,383.7	-1%

Subtotal segment revenues	10,921.9	10,271.3	6%
All Other and Corporate	230.9	249.2	-7%

	11,152.8	10,520.5	6%

Adjustments for items included in segment and All Other and Corporate revenues: (b)
Equity earnings in affiliates (c)	(273.2)	(198.3)	38%
Interest income	(21.2)	(25.1)	-16%
Divested business (d)	—	58.1	NM
Eliminations (e)	(368.0)	(342.0)	NM

Consolidated revenue	$10,490.4	$10,013.2	5%

Operating profit: (f)
Payment Services	$1,389.0	$1,305.2	6%
Merchant Services	971.4	990.3	-2%
Card Issuing Services	455.7	508.1	-10%

Subtotal segment operating profit	2,816.1	2,803.6	0%
All Other and Corporate	(124.1)	(95.1)	-30%

	2,692.0	2,708.5	-1%

Adjustments for items included in segment and All Other and Corporate operating profit: (b)
Equity earnings in affiliates	(236.9)	(163.9)	45%
Divested business (d)	—	11.2	NM
Minority interest from segment operations (g)	130.4	136.8	-5%
Eliminations (e)	(244.2)	(212.3)	NM
Interest expense	(228.3)	(136.8)	67%
Items excluded from segment operations (h)	(81.1)	149.7	NM

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	$2,031.9	$2,493.2	-19%

Depreciation & Amortization:
Payment Services	$114.4	$104.0	10%
Merchant Services	385.3	352.3	9%
Card Issuing Services	249.1	252.4	-1%
All Other and Corporate	28.5	26.8	6%
Divested business	—	2.7	NM

Consolidated depreciation & amortization	$777.3	$738.2	5%

(See	accompanying notes)

FIRST DATA CORPORATION

NOTES TO FINANCIAL SCHEDULES

(Unaudited)

In December 2005 FDC sold 33% of its interest (20% of the company) in the PNC Merchant Services alliance to The PNC Financial Services Group, its partner in the alliance. Upon closing of the agreement the Company owned 40% of the alliance and began accounting for it under the equity method of accounting. Revenues and expenses have been retroactively adjusted back to January 1, 2005 to reflect the alliance as an investment accounted for under the equity method. In addition, amounts for 2005 and 2004 have been adjusted for a reclassification of leasing revenue from “Transaction and processing services fees” to “Product sales and other.” Both adjustments relate to the Merchant Services segment.

(a)	Discontinued operations consist of NYCE.

(b)	Reconciles the total segment and All Other and Corporate revenue to consolidated revenue or total segment and All Other and Corporate operating profit to income before income taxes, minority interest, equity earnings in affiliates and discontinued operations as reported on the Consolidated Statements of Income.

(c)	Excludes equity losses that were recorded in expense and the amortization related to the excess of the investment balance over the Company’s proportionate share of the investee’s net book value.

(d)	The Company sold its 67% owned subsidiary, Global Cash Access, (“GCA”) in March 2004. Revenue and operating profit associated with GCA are excluded from segment results.

(e)	Represents elimination of adjustment to record Payment Services segment revenues and operating profit on a pretax equivalent basis and elimination of intersegment revenue.

(f)	Segment and All Other and Corporate operating profit includes interest income, minority interest from segment operations, equity earnings in affiliates and the allocation of corporate overhead. Segment and All Other and Corporate operating profit excludes items discussed in note (h) below and interest expense.

(g)	Minority interest from segment operations excludes minority interest attributable to items excluded from segment operations discussed in note (h) below as well as minority interest related to interest expense and income taxes.

(h)	Items, other than interest expense, excluded from segment operations consist of the following:

(in millions)	Three months ended December 31, 2005	Twelve months ended December 31, 2005
Restructuring, net	$(67.3)	$(81.6)	Restructuring charges of $67.7 million and $84.8 million were recorded in the three and twelve months ended December 31, 2005, offset with reversals of excess restructuring accruals of $0.4 million and $3.2 million for three and twelve months, respectively. The charges related mostly to the severance of approximately 1,420 and 1,750 employees in the three and twelve months ended December 31, 2005.

Impairments	(23.5)	(50.3)	A loss of $37.2 million was recorded for the twelve months ended December 31, 2005 related to the impairment of goodwill and other assets due to strategic decisions related to the Company’s mobile payments business and a business in the Payments Services segment. Losses were also recorded related to the impairment of software and other assets.

Litigation and regulatory settlements	—	1.4	Charges recorded during the twelve months ended December 31, 2005 relate to a regulatory settlement of $1.5 million offset by reversals of unutilized reserves for $2.9 million for the settlement of lawsuits all in the Payment Services segment.

Investment gains and (losses)	(0.9)	22.3	A gain of $21.4 million on the sale of CheckFree Corporation common stock was recorded during the twelve months ended December 31, 2005 as well as the sale and impairment of other strategic investments.

Divestitures, net	45.5	61.3	Gains on the sales of small businesses and assets were recorded (including the sale of IBT interests, 20% of the PNC Merchant Services alliance [gain of approximately $36 million] and the sale of the Company’s interest in its Link2Gov investment) and certain excess divestiture accruals were reversed due to the expiration of certain contingencies during the three and twelve months ended December 31, 2005.

Other	(24.3)	(34.2)	During the three months ended December 31, 2005 most of the charge related to an additional accrual of domestic and international escheatment liabilities related to transactions processed prior to 2005 (although portions of this charge are not scheduled to be remitted until periods beyond 2006), with the remaining charge related to contract terminations. Also in the twelve months, Other relates to a charge for the reimbursement to certain clients for the misallocation of certain pass through billings, the majority of which related to 2004.

	(70.5)	(81.1)
Minority interest	—	(0.1)

	$(70.5)	$(81.2)

(in millions)	Three months ended December 31, 2004	Twelve months ended December 31, 2004
Restructuring, net	$(12.6)	$(63.5)	Restructuring charges of $13.0 million and $65.6 million were recorded in the three and twelve months ended December 31, 2004, offset with reversals of excess restructuring accruals of $0.4 million and $2.1 million for three and twelve months, respectively.

Impairments	6.9	(0.5)	Impairment charges were recorded for the three and twelve months ended December 31, 2004 related primarily to software and goodwill as a result of business restructuring. A $12.0 million recovery was recorded for the three months ended December 31, 2004, related to an impairment of capitalized customer contract costs associated with a customer bankruptcy recognized in 2002.

Litigation and regulatory settlements	—	(32.4)	Litigation charges were recorded in the second and third quarters related to the anticipated settlement of a lawsuit associated with the Merchant Services segment.

Investment gains and (losses)	(3.7)	5.9	Net investment gains in the twelve months ended December 31, 2004 relate to the $12.2 million gain on the sale of a strategic investment offset by losses on e-commerce businesses and other business ventures.

Divestitures, net	0.1	265.2	Divestitures related to the gain on the sale of GCA and the release of $1.4 million of divestiture accruals related to the expiration of certain contingencies.

Other	—	(25.0)	Other related to adjustments for TeleCheck accounting entries that originated primarily during 2002 and 2003.

	(9.3)	149.7
Minority interest	0.1	22.2

	$(9.2)	$171.9

NM = Not meaningful.

FIRST DATA CORPORATION

FINANCIAL TRANSACTION PROCESSING

KEY INDICATORS

(Unaudited)

(in millions)

	2005	2004	Change
At December 31,
Card accounts on file
Domestic cards	415.3	369.9	12%
International cards	45.0	36.1	25%

Total	460.3	406.0	13%

For the Three Months Ended December 31:
Payment Services transactions:
Consumer-to-consumer money transfer (a)	34.10	26.39	29%
Consumer-to-business (b)	41.33	37.21	11%
North America merchant transactions (c)	6,350.5	5,598.7	13%
North America issuer transactions (d)	2,085.2	1,924.1	8%
For the Twelve Months Ended December 31:
Payment Services transactions:
Consumer-to-consumer money transfer (a)	118.52	96.66	23%
Consumer-to-business (b)	160.40	146.13	10%
North America merchant transactions (c)	23,424.7	19,829.4	18%
North America issuer transactions (d)	7,906.8	6,818.9	16%

(a)	Consumer-to-consumer money transfer transactions include consumer-to-consumer money transfer services worldwide. Amounts for 2005 include Vigo Remittance Corp. (“Vigo”) transactions since the acquisition date of October 21, 2005. Excluding Vigo, consumer-to-consumer money transfer transactions grew 22% and 21% for the three and twelve months ended December 31, 2005, respectively.

(b)	Consumer-to-business transactions include Quick Collect, EasyPay, PhonePay, Paymap’s Just-in-Time and Equity Accelerator services, and E Commerce Group’s Speedpay transactions directly processed by E Commerce Group.

(c)	North America merchant transactions include acquired VISA and MasterCard credit and signature debit, PIN-debit, electronic benefits transactions (“EBT”), and processed-only or gateway customer transactions at the point of sale (“POS”). North America merchant transactions also include acquired ATM transactions, gateway transactions at ATMs, and STAR PIN-debit POS transactions received from other acquirers.

(d)	North America issuer transactions include VISA and MasterCard signature debit, STAR ATM, STAR PIN-debit POS, and ATM and PIN-debit POS gateway transactions.

FIRST DATA CORPORATION

SUPPLEMENTAL METRICS

(Unaudited)

	2005
At December 31,
Card accounts on file (in millions):
Bankcard	89.5
Retail	258.4
Debit	112.4

Total	460.3

	Including Vigo	Excluding Vigo
For the Three Months Ended December 31:
Money transfer and bill payment:
Revenue growth	14%	12%
Operating profit growth	23%	23%
Money transfer:
U.S. consumer-to-consumer same store sales transaction growth	N/A	15%
International transaction growth	33%	27%
International revenue growth	16%	15%
Mexico transaction growth	48%	19%
Mexico revenue growth	46%	21%
North America merchant transactions:
PIN debit POS and network transaction growth	10%
Consolidated financial metrics (in millions):
Capital expenditures	$131
Dividends	$46

	Including Vigo	Excluding Vigo
For the Twelve Months Ended December 31:
Money transfer and bill payment:
Revenue growth	14%	13%
Operating profit growth	18%	18%
Money transfer:
U.S. consumer-to-consumer same store sales transaction growth	N/A	15%
International transaction growth	28%	26%
International revenue growth	18%	18%
Mexico transaction growth	26%	19%
Mexico revenue growth	27%	20%
North America merchant transactions:
PIN debit POS and network transaction growth	22%
Consolidated financial metrics (in millions):
Capital expenditures	$398
Dividends	$155

N/A - Not applicable

FIRST DATA CORPORATION

(Unaudited)

(in millions)

In December 2005 FDC sold 33% of its interest (20% of the company) in the PNC Merchant Services alliance to The PNC Financial Services Group, its partner in the alliance. Upon closing of the agreement the Company owned 40% of the alliance and began accounting for it under the equity method of accounting. Revenues and expenses have been retroactively adjusted back to January 1, 2005 to reflect the alliance as an investment accounted for under the equity method. In addition, amounts for 2005 and 2004 have been adjusted for a reclassification of leasing revenue from “Transaction and processing services fees” to “Product sales and other.” Both adjustments relate to the Merchant Services segment.

Consolidated Results

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005
Revenues:
Transaction and processing service fees:
Payment Services	$976.5	$1,039.7	$1,091.7	$1,153.7	$4,261.6
Merchant Services	660.4	731.6	749.5	804.9	2,946.4
Check verification and guarantee services	94.0	92.3	94.0	93.4	373.7
Card Issuing Services	409.8	396.2	387.4	389.7	1,583.1
All Other	32.2	31.3	26.6	28.1	118.2
Investment Income	(12.8)	(14.8)	(14.2)	(16.5)	(58.3)
Professional services	22.0	22.1	22.3	22.6	89.0
Software licensing and maintenance	13.1	15.1	15.2	15.2	58.6
Product sales and other	110.9	123.4	141.2	126.7	502.2
Reimbursable postage and other	160.2	158.3	148.2	149.2	615.9

Total Revenues	2,466.3	2,595.2	2,661.9	2,767.0	10,490.4

Cost of services	1,345.5	1,397.8	1,423.7	1,494.3	5,661.3
Cost of products sold	59.6	58.6	74.5	72.0	264.7
Selling, general and administrative	390.4	407.9	402.8	427.3	1,628.4
Reimbursable postage and other	160.2	158.3	148.2	149.2	615.9
Other operating expenses	(0.9)	21.8	28.7	115.1	164.7

Total Expenses	1,954.8	2,044.4	2,077.9	2,257.9	8,335.0

Operating profit	511.5	550.8	584.0	509.1	2,155.4
Other income (expense)	(14.1)	(50.8)	(44.0)	(14.6)	(123.5)

Income before income taxes, minority interest, equity earnings in affiliates and discontinued operations	497.4	500.0	540.0	494.5	2,031.9
Income taxes	143.4	130.6	148.7	120.2	542.9
Minority interest	(27.6)	(32.9)	(35.5)	(32.6)	(128.6)
Equity earnings in affiliates	48.1	55.4	65.7	67.7	236.9

Income from continuing operations	374.5	391.9	421.5	409.4	1,597.3
Loss from discontinued operations, net of taxes of $(6.9)	—	—	—	(11.5)	(11.5)

Net income	$374.5	$391.9	$421.5	$397.9	$1,585.8

FIRST DATA CORPORATION

(Unaudited)

(in millions)

Merchant Services Segment

	Q1 2005	Q2 2005	Q3 2005	Q4 2005	YTD 2005
Revenues:
Transaction and processing service fees	$660.5	$731.6	$749.5	$805.2	$2,946.8
Check verification and guarantee services	94.0	92.3	94.0	93.4	373.7
Investment Income, net	7.8	9.6	11.8	14.0	43.2
Professional services	5.6	5.6	5.6	6.0	22.8
Software licensing and maintenance	1.6	1.9	1.6	1.3	6.4
Product sales and other	95.2	104.1	108.5	120.4	428.2
Reimbursable postage and other	6.3	6.4	5.8	5.8	24.3
Equity earnings in affiliates	54.7	62.3	72.7	74.4	264.1
Interest income	0.3	0.4	0.3	0.9	1.9

Total Revenue	$926.0	$1,014.2	$1,049.8	$1,121.4	$4,111.4

Merchant Services Segment Leasing Reclassification

	YTD 2003	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004
Revenues:
Transaction and processing service fees	$1,694.8	$508.9	$726.5	$708.7	$740.5	$2,684.6
Product sales and other	376.9	85.0	96.6	96.1	203.0	480.7

Consolidated Results Leasing Reclassification

	YTD 2003	Q1 2004	Q2 2004	Q3 2004	Q4 2004	YTD 2004
Revenues:
Transaction and processing service fees:
Merchant Services	$1,962.4	$565.2	$725.0	$706.9	$739.2	$2,736.3
Product sales and Other	421.1	85.9	105.4	116.4	210.3	518.0

FIRST DATA CORPORATION

PRELIMINARY SEGMENT REORGANIZATION SUMMARY

(Unaudited)

(in millions)

	2004					2005
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Revenue:
Western Union	$821.6	$864.2	$895.9	$941.6	$3,523.3	$918.3	$979.7	$1,023.5	$1,079.0	$4,000.5
First Data Commercial Services	701.9	919.6	906.5	1,054.4	3,582.4	855.0	929.7	962.9	1,014.4	3,762.0
First Data Finl. Inst. Services	430.7	474.3	485.7	466.1	1,856.8	470.3	481.7	474.3	437.5	1,863.8
First Data International	161.6	186.7	203.0	224.9	776.2	212.8	212.0	227.6	262.3	914.7
Integrated Payment Systems	94.2	94.3	56.5	34.1	279.1	33.1	34.8	32.2	30.2	130.3

Subtotal Segment Revenue	$2,210.0	$2,539.1	$2,547.6	$2,721.1	$10,017.8	$2,489.5	$2,637.9	$2,720.5	$2,823.4	$10,671.3

All Other and Corporate	$120.3	$133.7	$139.9	$128.2	$522.1	$131.1	$123.7	$123.5	$130.7	$509.0

Consolidated Revenue	$2,258.4	$2,529.1	$2,535.9	$2,689.8	$10,013.2	$2,466.3	$2,595.2	$2,661.9	$2,767.0	$10,490.4

FIRST DATA CORPORATION

PRELIMINARY SEGMENT REORGANIZATION SUMMARY

(Unaudited)

(in millions)

	2004					2005
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
Operating Profit:
Western Union	$260.2	$272.8	$300.2	$287.7	$1,120.9	$298.5	$324.4	$351.0	$360.2	$1,334.1
First Data Commercial Services	151.9	222.5	230.2	338.0	942.6	173.2	217.5	239.8	262.3	892.8
First Data Finl. Inst. Services	78.2	115.1	125.5	94.8	413.6	87.6	106.2	98.6	85.5	377.9
First Data International	7.3	16.3	25.9	28.4	77.9	21.6	23.3	29.2	38.9	113.0
Integrated Payment Systems	69.1	68.9	31.6	8.1	177.7	10.8	10.5	7.7	6.4	35.4

Subtotal Segment Operating Profit	$566.7	$695.6	$713.4	$757.0	$2,732.7	$591.7	$681.9	$726.3	$753.3	$2,753.2

All Other and Corporate	$(4.6)	$(6.3)	$12.4	$(25.7)	$(24.2)	$0.8	$(19.8)	$(15.8)	$(26.4)	$(61.2)

FIRST DATA CORPORATION

PRELIMINARY SEGMENT REORGANIZATION

(Unaudited)

(in millions)

Year ended December 31, 2004

Segment Revenues:
	Payments Services	Merchant Services	Card Issuing Services			All Other and Corporate	Total

Previous Segment Reporting	$4,043.3	$3,844.3	$2,383.7	$—	$—	$249.2	$10,520.5
Reclassification of IPS to separate segment, Remitco to Finl. Inst., Prepaid/Checks by Phone to Commercial, and Transportion/Messaging/EPOSS to All Other and Corporate	(520.0)	98.1	54.0		279.1	100.7	11.9
Reclassification of FDI-Merchant to FDI, and PPS to All Other and Corporate		(360.0)		321.3		41.1	2.4
Reclassification of FDI-Card to FDI, and FD Solutions and FDT to All Other and Corporate			(580.9)	454.9		131.1	5.1

New Segment Reporting	$3,523.3	$3,582.4	$1,856.8	$776.2	$279.1	$522.1	$10,539.9

	Western Union	First Data Commercial Services	First Data Finl Inst Services	First Data International	Integrated Payment Systems	All Other and Corporate	Total

Segment Operating Profit:

	Payments Services	Merchant Services	Card Issuing Services			All Other and Corporate	Total

Previous Segment Reporting	$1,305.2	$990.3	$508.1	$—	$—	$(95.1)	$2,708.5
Reclassification of IPS to separate segment, Remitco to Finl. Inst., Prepaid/Checks by Phone to Commercial, and Transportion/Messaging/EPOSS to All Other and Corporate	(184.3)	(9.1)	(1.6)		177.7	17.3	0.0
Reclassification of FDI-Merchant to FDI, and PPS to All Other and Corporate		(38.6)		27.8		10.8	0.0
Reclassification of FDI-Card to FDI, and FD Solutions and FDT to All Other and Corporate			(92.9)	50.1		42.8	0.0

New Segment Reporting	$1,120.9	$942.6	$413.6	$77.9	$177.7	$(24.2)	$2,708.5

	Western Union	First Data Commercial Services	First Data Finl Inst Services	First Data International	Integrated Payment Systems	All Other and Corporate	Total

FIRST DATA CORPORATION

PRELIMINARY SEGMENT REORGANIZATION

(Unaudited)

(in millions)

Year ended December 31, 2005

Segment Revenues:
	Payments Services	Merchant Services	Card Issuing Services			All Other and Corporate	Total

Previous Segment Reporting	$4,447.6	$4,111.4	$2,362.9	$—	$—	$230.9	$11,152.8
Reclassification of IPS to separate segment, Remitco to Finl. Inst., Prepaid/Checks by Phone to Commercial, and Transportion/Messaging/EPOSS to All Other and Corporate	(447.1)	124.3	97.3		130.3	106.2	11.0
Reclassification of FDI-Merchant to FDI, and PPS to All Other and Corporate		(473.7)		436.2		51.2	13.7
Reclassification of FDI-Card to FDI, and FD Solutions and FDT to All Other and Corporate			(596.4)	478.5		120.7	2.8

New Segment Reporting	$4,000.5	$3,762.0	$1,863.8	$914.7	$130.3	$509.0	$11,180.3

	Western Union	First Data Commercial Services	First Data Finl Inst Services	First Data International	Integrated Payment Systems	All Other and Corporate	Total

Segment Operating Profit:

	Payments Services	Merchant Services	Card Issuing Services			All Other and Corporate	Total

Previous Segment Reporting	$1,389.0	$971.4	$455.7	$—	$—	$(124.1)	$2,692.0
Reclassification of IPS to separate segment, Remitco to Finl. Inst., Prepaid/Checks by Phone to Commercial, and Transportion/Messaging/EPOSS to All Other and Corporate	(54.9)	(2.6)	2.1		35.4	20.0	0.0
Reclassification of FDI-Merchant to FDI, and PPS to All Other and Corporate		(76.0)		60.1		15.9	0.0
Reclassification of FDI-Card to FDI, and FD Solutions and FDT to All Other and Corporate			(79.9)	52.9		27.0	0.0

New Segment Reporting	$1,334.1	$892.8	$377.9	$113.0	$35.4	$(61.2)	$2,692.0

	Western Union	First Data Commercial Services	First Data Finl Inst Services	First Data International	Integrated Payment Systems	All Other and Corporate	Total